Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-136088) pertaining to the 2006 Equity Incentive Plan of Synchronoss Technologies, Inc. of our reports dated March 12, 2009, with respect to the consolidated financial statements and schedule of Synchronoss Technologies, Inc., and the effectiveness of internal control over financial reporting of Synchronoss Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2008.
MetroPark, New Jersey
March 12, 2009

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